UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, William J. Weber commenced employment as President and Chief Executive Officer of The KEYW Holding Corporation (the “Company” or “KEYW”). Also, as required by the bylaws of the Company, effective October 1, 2015, Mr. Weber became a member of the Board of Directors of the Company. Mr. Weber is not expected to be appointed to any committees of the Board of Directors.

In conjunction with the commencement of Mr. Weber as President and Chief Executive Officer of the Company, Mark A. Willard resigned as interim President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective October 1, 2015. Also effective October 1, 2015, The KEYW Corporation, a wholly-owned subsidiary of the Company, entered into an amendment to the employment agreement between The KEYW Corporation and Mr. Willard, dated June 16, 2010, as amended (“Employment Agreement”). Pursuant to such amendment, Mr. Willard was reappointed Executive Vice President of the Company. No other changes were made to the Employment Agreement.

The foregoing description of Mr. Willard’s amended Employment Agreement is qualified in its entirety by reference to the amended Employment Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Exhibit Number	Description
10.1	Employment Agreement dated October 1, 2015, between The KEYW Corporation and Philip L. Calamia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: October 2, 2015	Philip L. Calamia
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated October 1, 2015, between The KEYW Corporation and Philip L. Calamia.